Exhibit 4.10

WARRANT
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND THE WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED.
Warrant Certificate No.: [   ]
Original Issue Date:                   FOR VALUE RECEIVED, DIANA SHIPPING INC., a Marshall Islands company (the “Company”), hereby certifies that                , a           company (the “Holder”), is entitled to purchase from the Company up to an aggregate of                duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at a purchase price per share of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.
This Warrant has been issued pursuant to the terms of the Master Agreement and the Memorandum of Agreement.
1.          Definitions.  As used in this Warrant, the following terms have the respective meanings set forth below:
“Aggregate Exercise Price” means the product of (i) $0.01 multiplied by (ii) the number of Warrant Shares.
“Board” means the board of directors of the Company.
“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.
“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof (together with any related preferred stock purchase rights).
“Company” has the meaning set forth in the preamble.
“Delivery Date” means the date of delivery of the Vessel to the buyer under the Memorandum of Agreement.
“Effectiveness Deadline” shall have the meaning set forth in Section 2.
“Exercise Date” has the meaning set forth in Section 2.
“Exercise Notice” has the meaning set forth in Section 3(a)(i).

“Exercise Price” has the meaning set forth in the preamble.
“Expiration Date” has the meaning set forth in Section 2.
“Holder” has the meaning set forth in the preamble.
“Master Agreement” means the master agreement entered into by and between the Company and the Holder, dated as of                  , as the same may be amended, supplemented or otherwise modified from time to time.
“Memorandum of Agreement” means the MOA (as such term is defined in the Master Agreement) for the sale of the Vessel entered into by and between                    ,  a wholly-owned subsidiary of the Company, as buyer, and                      , a wholly-owned subsidiary of the Holder, as seller, dated as of                 .
“Original Issue Date” means, the date on which this Warrant was issued by the Company pursuant to the Memorandum of Agreement.
“NYSE” means the New York Stock Exchange.
“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.
“Registration Rights Agreement” means the registration rights agreement, dated as of                 by and between the Company and the Holder, and the other Persons as shall be parties thereto from time to time, as the same may be amended, supplemented or otherwise modified.
“Registration Statement” means the Securities Act registration statement or an amendment to any existing Securities Act registration statement to be filed by the Company registering the Warrant Shares for resale under the Securities Act in accordance with the terms of the Master Agreement, the Memorandum of Agreement and the Registration Rights Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Stock Event” has the meaning set forth in Section 6.
“Vessel” means                , IMO Number          .
“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the aggregate shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant, which amount shall not exceed an aggregate of                 shares of Common Stock (subject to adjustment as provided herein).
2.          Term of Warrant.  Subject to the terms and conditions hereof, the Holder of this Warrant shall exercise this Warrant in full for the Warrant Shares purchasable hereunder, on the Delivery Date, or, if such day is not a Business Day, on the next Business Day (the “Exercise Date”) provided that a Registration Statement covering the resale of the Warrant Shares by the Holder or its nominee has been declared effective by the SEC not later than 5:30 p.m. local time in New York, NY on the Business Day immediately preceding the Delivery Date (the “Effectiveness Deadline”).  This Warrant shall expire and shall no longer be exercisable (the “Expiration Date”) upon the earlier of (i) the termination of the Memorandum of Agreement in accordance with its terms and (ii) the Delivery Date if the Registration Statement has not been declared effective on or before the Effectiveness Deadline.
3.          Exercise of Warrant.
a.
Exercise Procedure.  Provided that the Registration Statement has been declared effective by the SEC by the Effectiveness Deadline, this Warrant shall be exercised on the Exercise Date, by delivering an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed.  An Exercise Notice shall be delivered on the Delivery Date.  The Exercise Notice does not need to be an ink-original, notarized or contain a medallion guarantee or any other guarantee of any nature. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant when the Warrant Shares are issued to the Holder.

b.
Exercise Price.  The Company hereby acknowledges that in connection with the issuance of this Warrant, that consideration for full value in respect of the Exercise Price has been received and allocated; as such, no further payment, whether in cash or in kind, shall be required to be paid in order to effect the exercise of this Warrant and delivery of the Warrant Shares to the Holder upon delivery of Warrant Shares.  Upon delivery of an Exercise Notice for the exercise of the Warrant for the Warrant Shares application of the Aggregate Exercise Price (in accordance with Section 3(a) and (b) hereof), the Company shall cause its transfer agent (the “Transfer Agent”) to issue the Warrant Shares on the Exercise Date; provided that if the Company receives the Exercise Notice at or after 4:00 p.m. (local time in New York City) the Irrevocable Instruction Letter may be delivered to the Transfer Agent on the following Business Day. The Warrant Shares shall be delivered in book-entry form and shall be immediately available via DWAC to the Holder’s account as specified in the Exercise Notice, subject to the Holder’s broker receipt, in such denomination or denominations as the Holder shall reasonably request and shall be registered in the name of the Holder.  This Warrant shall be deemed to have been exercised and such book entry position representing the Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such Warrant Share for all purposes, as of the Exercise Date.
c.	Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of the Warrant and shall round up to the nearest whole share.
d.
Valid Issuance of Warrant and Warrant Shares.  Subject to the terms and conditions of the Memorandum of Agreement and Master Agreement, including the accuracy of the representations and warranties of the Holder contained therein, with respect to the exercise of this Warrant the Company hereby represents, covenants and agrees:

i.
This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued and a valid and binding obligation of the Company.

ii.
The Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens, claims, encumbrances and charges and registered for resale under the Securities Act at the time such Warrant Shares are issuable hereunder.

iii.
Assuming the accuracy of the representations and warranties of Holder in the Master Agreement, the offer and sale of the Warrants and, upon issuance, the Warrant Shares, are exempt from the registration and prospectus delivery requirements of the Securities Act.

iv.
The Company shall take all such actions as may be necessary to ensure that the Warrant Shares are issued without violation of (i) by the Company or its agents (including the Transfer Agent) of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

e.
Payment of Taxes. Issuance and delivery of certificates or book entry positions for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any transfer agent fee or issue tax or transfer tax or withholding tax or other incidental tax or expense imposed by the Republic of the Marshall Islands, in respect of the issuance of such certificates, all such taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or in the event the Holder elects to change its domicile or jurisdiction of formation subsequent to the original issue date of the Warrant. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
4.          Transfer of Warrant.  This Warrant and all rights hereunder are non-transferable, in whole or in part, by the Holder.  Any such transfer will be null and void.
5.          Holder Not Deemed a Stockholder; Limitations on Liability.  Except as otherwise specifically provided herein, prior to the issuance to the Holder of shares of Common Stock to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
6.          Adjustments for Stock Event.  If at any time there shall occur any stock split, stock dividend, reverse stock split, or other subdivision of the Company’s Common Stock, or if the Company’s Common Stock shall otherwise be converted, exchanged, or reclassified, or there is any similar event to any of the foregoing involving the Company’s Common Stock (a “Stock Event”), then the number of shares of Common Stock remaining issuable upon exercise of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company (on a fully-diluted basis) after such Stock Event.
7.          Replacement on Loss.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.
8.          Compliance with the Securities Act.
a.	Agreement to comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act.  This Warrant shall be stamped or imprinted with a legend in substantially the following form:
“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND THE WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED OTHER THAN PURSUANT TO THE TERMS OF THE MASTER AGREEMENT .”
b.	Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant, as follows:
i.
The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to resales registered or exempted under the Securities Act.

ii.
The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

iii.
The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the Warrant Shares and the business, properties, prospects and financial condition of the Company.

9.          Warrant Register.  The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant.  The Company may deem and treat the

Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary.
10.          Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).
If to the Company:	Diana Shipping Inc. Pendelis, 16 175 64 Palaio Faliro Athens, Greece Attention: Mr. Ioannis Zafirakis Email: izafirakis@dianashippinginc.com
with a copy to:	Attention: E-mail:
If to the Holder:	Attention: Email:
with a copy to:	Attention Email:

11.          Cumulative Remedies.  The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise

12.          Equitable Relief.  Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.
13.          Entire Agreement.  This Warrant, together with the Memorandum of Agreement, the Master Agreement and the Registration Rights Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
14.          Successor and Assigns.  This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors of the Holder shall be deemed to be a Holder for all purposes hereunder.
15.          No Third-Party Beneficiaries.  This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant (other than the Seller).
16.          Headings.  The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.
17.          Amendment and Modification; Waiver.  Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
18.          Severability.  If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

19.          Governing Law.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.
20.          Submission to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
21.          Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.
22.          Electronic Signatures.  A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.
23.          No Strict Construction.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

DIANA SHIPPING INC.

By:
Name:	Ioannis Zafirakis
Title:	Chief Financial Officer

EXERCISE NOTICE
DIANA SHIPPING INC.
WARRANT NO. [  ] DATED
Ladies and Gentlemen:
(1)          The undersigned hereby exercises the above-referenced Warrant with respect to          Warrant Shares in connection with the delivery of              .
(2)          Pursuant to this Exercise Notice, the Company shall deliver to the Holder       Warrant Shares in accordance with the terms of the Warrant to the following account of Holder [via DWAC]:

[INSERT ACCOUNT INSTRUCTIONS]
Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

HOLDER:

By:
Name:
Title: